2:

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in the Form SB-2 Registration Statement of Cyber Digital, Inc. (a New York corporation) (File No. 333- ) of our independent auditors report dated June 27, 2007 related to the consolidated balance sheets of Cyber Digital, Inc. and Subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended March 31, 2007, which appear in the Form SB-2.

/s/ Blanchfield Kober and Co.